UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2013

Zenosense, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54936	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Avda Cortes Valencianas 58, Planta 5 46015 Valencia, Spain	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 34 960454202

Braeden Valley Mines, Inc.
Bella Vista, Calle Gracia, Casa 19A,
Panama City, Panama

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 – Amendments to Articles of Incorporation or Bylaws

The Company filed a Certificate of Amendment with the Secretary of State of Nevada on November 22, 2013 to (1) change its name from “Braeden Valley Mines, Inc.” to “Zenosense, Inc.” and (2) effect an increase in the Company’s authorized shares of common stock from 50,000,000 to 500,000,000, par value $0.001 per share. A copy of the amendment is filed as an exhibit to this Current Report on Form 8-K.

As a result of the change of corporate name to Zenosense, Inc., the trading symbol of the company changed to “ZENO.”

The Company also amended its Bylaws on November 22, 2013 to increase the potential maximum number of members on the Company’s Board of Directors to 12 persons. A copy of the amendment is filed as an exhibit to this Current Report on Form 8-K.

Additionally, the board of directors has authorized a 2 for 1 stock dividend to be issued to shareholders of record on November 29, 2013 with a payment date of December 2, 2013. There is no need for shareholders to return their stock certificates for the dividend. The stock certificates for the new shares will be automatically sent to the shareholders entitled to the share dividend.

For the name change, there is no requirement to return outstanding share certificates, as they will continue to represent the shares indicated thereon. If a shareholder elects to update their share certificate, they should contact the transfer agent for the Company and determine the procedure to obtain a replacement, updated certificate.

Item 5.07 – Submission of Matters to a Vote of Security Holders

The 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of Zenosense, Inc., formerly Braeden Valley Mines, Inc. (the “Company”), was held on November 22, 2013.

The Company’s stockholders voted on four proposals as follows: to elect directors for the ensuing year (“Proposal 1”); to approve an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 50,000,000 to 500,000,000 (“Proposal 2”); to approve an amendment to the Company’s Articles of Incorporation to change the Company’s name from “Braeden Valley Mines, Inc.” to “Zenosense, Inc.” (“Proposal 3”); and to approve an amendment to its Bylaws in order to increase the potential maximum number of members on the Company’s Board of Directors to 12 persons (“Proposal 4”).

All nominees for election to the Board of Directors were elected to serve until the 2014 Annual Meeting of Stockholders and until their respective successors are elected and qualified, or until such director’s earlier death, resignation or removal. The stockholders also approved Proposals 2, 3 and 4. The number of votes cast for, against or withheld and the number of abstentions and broker non-votes with respect to each proposal is set forth below.

Proposal 1	Shares For	Shares Withheld	Broker Non-Votes
B. Alejandro Vasquez	15,525,000	0	0
Hilario Vanegas Guiterrez	15,525,000	0	0
Carols Jose Gil	15,525,000	0	0

	Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
Proposal 2	15,525,000	0	0	0
Proposal 3	15,525,000	0	0	0
Proposal 4	15,525,000	0	0	0

Item 9.01 – Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
3.3	Certificate of Amendment for Zenosense, Inc.*
3.4	Amended and restated Bylaws for Zenosense, Inc. *
*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zenosense, Inc.
Date: November 26, 2013	By:	/S/ Alejandro Vasquez
Alejandro Vasquez, President and Chief Executive Officer